                                                                 EXHIBIT 10.2(a)

         THIS NOTE HAS BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION OR AN EXEMPTION THEREFROM. THIS NOTE CONTAINS RESTRICTIONS ON TRANSFER OR ASSIGNMENT.

                             BIOTEK SOLUTIONS, INC.

                             SECURED PROMISSORY NOTE

400,000                                                Santa Barbara, California
                                                                December 9, 1994

         FOR VALUE RECEIVED, BIOTEK SOLUTIONS, INC., a California corporation ("Maker"), unconditionally promises to pay to the order of DAKO A/S, a Danish corporation ("Payee"), in lawful money of the United States of America by check to the address of Payee maintained in the records of Maker, the principal amount of $400,000 or such lesser amount that shall remain unpaid or unrecouped (as described in Section 3 below) on the Maturity Date (defined below).

         Maker also promises to pay interest on the unpaid principal amount hereof (in lawful money of the United States of America by check to the address of Payee maintained in the records of Maker) from the date hereof until paid in full at a rate per annum equal to 5%. Interest on this Note shall be payable in arrears on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1995, upon any prepayment of this Note (to the extent accrued on the amount being prepaid) and at maturity. All computations of interest shall be made by Payee on the basis of a 365-day year, for the actual number of days elapsed in the relevant periods (including the first day, but excluding the last day).

         1. Issuance Pursuant to Agreement. This Note is issued pursuant to the Distribution Agreement between the Maker and the Payee dated as of September 27, 1994 (as the same may hereinafter be amended, the "Distribution Agreement"). All terms defined in the Distribution Agreement shall have the same meaning in this Note unless otherwise defined in this Note.

         2. Maturity Date. This Note is due and payable:

         (a) in full, on the termination date of the Distribution Agreement, if such termination is made by the Maker; or

         (b) in twelve (12) equal quarterly installments commencing on the first day of the fiscal quarter which immediately follows the earlier of the following events:

                  (1) the date on which Payee makes the election set forth in
                  Section 21g(y) of the Distribution Agreement and sends written notice thereof (which election relates to the occurrence of a Delivery Failure by Maker); or

                  (2) the termination date of the Distribution Agreement (other than due to a breach by the Maker in its obligations thereunder), if such termination is made by the Payee.

         3. Reduction of Principal Amount Due. In the event and to the extent that the Payee recoups the Kollsman Prepayment pursuant to Section 20b of the Distribution Agreement, the principal amount of this Note shall be reduced in an amount equal to such recoupment.

         4. Prepayments. Maker shall have the right at any time and from time to time to prepay the principal of this Note in whole or in part without premium or penalty.

         5. Security Interest.

         (a) As security for the payment of this Note, Maker hereby grants to Payee a security interest in the assets described in Schedule A hereto (the "Collateral").

         (b) Concurrently with the delivery of this Note, Maker will execute, file and/or record in the appropriate jurisdiction a UCC-1 Financing Statement covering the Collateral and naming Payee as secured party. Maker will give, execute, file and/or record any further notice, financing statement, instrument, document or agreement that Payee may reasonably consider necessary or desirable to create, preserve, continue, perfect or validate the security interest granted hereby or which Payee may reasonably consider necessary or desirable to exercise or enforce its rights hereunder with respect to such security interest; provided, however, Payee acknowledges that its security interest shall remain subordinate to those of Maker's present Senior Secured Note Holders.

         6. Covenant. Maker covenants and agrees that until this Note is paid in full, Maker will, promptly upon the occurrence of an Event of Default (defined below) or any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default, provide Payee with a certificate of the chief executive officer or chief financial officer of Maker specifying the nature thereof and Maker's proposed response thereto.

         7. Representations and Warranties. Maker hereby represents and warrants to Payee that:

         (a) Maker is a duly incorporated and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own and operate is properties, to transact the business in which it is now engaged and to execute and deliver this Note;

         (b) this Note constitutes the duly authorized, legally valid and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, reorganization and other similar laws relating to or affecting creditor's rights generally and by general principles or equity; and

         (c) the execution, delivery and performance by Maker of this Note will not violate any law, governmental rule or regulation, court order to agreement to which its is subject or by which its properties are bound or the Articles of Incorporation or Bylaws of Maker.

         8. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

         (a) failure of Maker to pay any principal under this Note when due, by acceleration, by notice of prepayment or otherwise; provided, however, that the failure of Maker to pay principal under this Note pursuant to Section 2(b) hereof shall only constitute an Event of Default hereunder in the event that such payment remains unpaid thirty (30) days after the same has become due and payable pursuant to said Section 2(b); or

         (b) failure of Maker to pay any interest due under this Note within 15 days after the date due; or

         (c) the Maker shall receive: (i) a notice of sale pursuant to California Commercial Code Section 9504, (ii) a notice of intent to retain possession pursuant to California Commercial Code Section 9505, or (iii) a notice of any similar action or proceeding by a creditor asserting a lien against an asset of the Maker; or

         (d) (i) a court having jurisdiction over the Maker shall enter a decree or order for relief in respect of Maker in an involuntary case under Title 11 of the United States Code entitled "Bankruptcy" (as now and hereinafter in effect, or any successor thereto the "Bankruptcy Code") or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or (ii) an involuntary case shall be commenced against Maker under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction over the Maker for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Maker over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Maker of all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Maker; or

         (e) an order for relief under the Bankruptcy Code shall have been entered with respect to Maker or Maker shall have commenced a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Maker shall make an assignment for the benefit of creditors; or Maker shall be unable or fail, or shall admit in writing its inability, to pay its debts as such debts become due.

         9. Remedies. Upon the occurrence of any Event of Default, the unpaid principal amount of this Note shall become immediately due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by Maker), and Payee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in force in the State of California and any other applicable laws.

         10. Restrictions of Transfer. THIS NOTE MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR ASSIGNED BY PAYEE UNLESS PRIOR TO SUCH TRANSFER, SALE, PLEDGE, HYPOTHECATION OR ASSIGNMENT PAYEE HAS PROVIDED MAKER WITH AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO MAKER AND ITS COUNSEL, TO THE EFFECT THAT SUCH TRANSFER, SALE, PLEDGE, HYPOTHECATION OR ASSIGNMENT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL RELEVANT STATE SECURITIES LAWS.

         11. Miscellaneous.

         (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered as follows: if to Maker, at its address specified opposite its signature below; and if to Payee, at Payee's address as shown in the records of Maker; or in each case at such other address as shall be designated by Payee or Maker in a written notice to the other. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier.

         (b) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

         Maker shall pay to the holder of this Note all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the holder in collecting amounts due under this Note or enforcing the terms hereof.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place first above written.

                                              BIOTEK SOLUTIONS, INC.



                                              By:  /s/ MICHAEL C. MILLER
                                                   -----------------------------
                                                   Michael C. Miller, CEO


                                              Address:
                                              120-B Cremona Drive
                                              Santa Barbara, CA  93117

                                   SCHEDULE A

         The collateral in which the security interest is created (hereinafter referred to as the "Collateral") shall consist of:

                  (a) Any and all of BioTek Solution Inc.'s ("BioTek's") accounts, contract rights, and other rights to the payment of monies, now existing or hereafter acquired, including all repossessions and returns (the "Accounts"), and all proceeds of the Accounts;

                  (b) Any and all of BioTek's inventory in all of its forms, now or hereafter existing, including but not limited to all finished goods, work in process and raw materials, and goods which are returned to or repossessed by BioTek (the "Inventory"), and all proceeds of the Inventory;

                  (c) Any and all of BioTek's equipment, now or hereafter acquired, used in manufacture or otherwise used in the conduct of BioTek's business, including but not limited to manufacturing equipment, field service equipment, office equipment, furniture and fixtures and leasehold improvements to the full extent of BioTek's interest in all of the above (the "Equipment"), and all proceeds of the Equipment, provided, that the Collateral shall not include Equipment (or BioTek's leasehold interest therein) presently being purchased or leased by BioTek to the extent that the inclusion of such Equipment (or BioTek's leasehold interest therein) would violate the terms of such agreements;

                  (d) Any and all patents, patent rights, inventions, processes, formulas, licenses, trade secrets, know-how and other proprietary rights and data, engineering calculations, technical plans, drawings and data, trademarks, trademark rights, service marks, service mark rights, trade name, trade name rights, copyrights, copyright rights, mask works and all other technology or proprietary rights of BioTek, and all applications to acquire any such rights, in each case, whether now owned or hereafter created, acquired or issued (collectively, the "Technology");

                  (e) Any and all licenses, sublicenses and franchises, whether now owned or hereafter acquired, granted in any of the Technology, including, without limitation, any present or future right of BioTek to receive royalties or other payments from those to whom licenses, sublicenses or franchises have been or will be granted;

                  (f) All presently existing and hereafter arising general intangibles (as that term is defined in the California Uniform Commercial Code);

                  (g) All other personal property and fixtures of BioTek, whether now or hereafter existing, or now owned or hereafter acquired and wherever located, of every kind and description, tangible and intangible, including, but not limited to, the balance of every deposit account, now or hereafter existing of BioTek with any bank or financial institution and all money, goods, instruments, securities, documents, chattel paper, accounts, contract rights, general intangibles, credits, claims, demands, precious metals and any other property rights and interests of BioTek; and

                  (h) Any and all proceeds (including insurance proceeds) and products of any and all of the foregoing.